ESSA BANCORP
-------------------------------------------------------------------------------
Date:                      January 23, 2008
Contact:                   Gary S. Olson, President & CEO
Corporate Office:          200 Palmer Street
                           Stroudsburg, Pennsylvania 18360
Telephone:                 (570) 421-0531


 ESSA BANCORP, INC. ANNOUNCES OPERATING RESULTS FOR THE FIRST FISCAL QUARTER
                                    OF 2008



Stroudsburg, Pennsylvania, January 23, 2008 -- ESSA Bancorp, Inc., (the "Company") (NASDAQ: "ESSA") the holding company for ESSA Bank & Trust (the "Bank") today reported net income of $1.7 million, or $0.11 per share, for the three months ended December 31, 2007, as compared to net income of $861,000 for the corresponding 2006 period. The Company's net average interest earning assets for the three months ended December 31, 2007 increased $147.3 million, or 282.8% compared to net average interest earning assets for the three months ended December 31, 2006. This was the result of the Company's lending volume which resulted in a $69.0 million increase in average loans outstanding from the previous period together with the Bank's mutual-to-stock conversion and the Company's subsequent stock offering.

The Bank underwent a mutual-to-stock conversion as part of the Company's stock offering that was consummated on April 4, 2007. The stock offering resulted in gross proceeds of $158.7 million through the sale of 15,870,000 shares at a price of $10.00 per share. The Company contributed 1,110,900 shares of its common stock to the ESSA Bank & Trust Foundation (the "Foundation") along with $1.6 million in cash. Net proceeds from the stock offering prior to this contribution to the Foundation were $155.8 million. Concurrent with the conversion, the Company lent approximately $13.6 million to the Bank's Employee Stock Ownership Plan. The Company retained approximately $64.3 million of the net proceeds prior to the contribution to the Foundation and the remainder of the net proceeds was contributed to the Bank. The stock offering proceeds have been invested in short-term, investment-grade debt obligations and mortgage-backed securities debt issued by United States government sponsored agencies or entities. Approximately $29.7 million of the net proceeds of the stock offering were used to pay down short-term debt at the Bank.

"We are pleased to report a solid first quarter," said Gary S. Olson, President and Chief Executive Officer of the Company. "Our results are particularly gratifying in light of the difficult interest rate and competitive environment financial institutions are operating in at this time. We continue to focus on the growth of our loan portfolio which grew over 3.0 percent during the quarter. At the same time, we continue to stress the avoidance of subprime loans and other high risk assets. Our asset quality remains strong as evidenced by our low ratio of non-performing assets to total assets."

Net Interest Income:

Net interest income increased $1.9 million, or 45.5%, to $6.2 million for the three months ended December 31, 2007 from $4.3 million for the comparable period in 2006. The increase was primarily attributable to the increase in net average earning assets and was offset in part by a 27 basis point decrease in the Company's interest rate spread to 1.93% for the three months ended December 31, 2007 from 2.20% for the comparable period in 2006.

Non-Interest Income:

Non-interest income was virtually unchanged in the 2007 period compared to the 2006 period, increasing $35,000 to $1.5 million for the three months ended December 31, 2007 from $1.4 million for the comparable period in 2006. Increases in service charges and fees on loans, trust and investment fees and earnings on bank-owned life insurance were offset, in part, by a decrease in service fees on deposit accounts.

Non-Interest Expense:

Non-interest expense increased $601,000 to $5.0 million for the three months ended December 31, 2007 from $4.4 million for the comparable period in 2006. The primary reasons for the increase were increases in compensation and employee benefits of $422,000, occupancy and equipment of $67,000, professional fees of $152,000 and data processing fees of $52,000. These increases were offset, in part, by decreases in advertising costs of $42,000 and other expenses of $50,000. Compensation and employee benefits increased primarily as a result of normal compensation and benefit increases of $266,000 along with an expense of $171,000 related to the Employee Stock Ownership Plan which was implemented in April, 2007. Occupancy and equipment costs increased primarily as a result of increases in rental costs of $21,000 along with increases in depreciation expense of $23,000. Professional fees increased primarily as a result of increased legal, accounting, and regulatory fees. Data processing fees increased due to increased volume and ongoing technology upgrades.

Balance Sheet

Total assets increased $20.2 million, or 2.2% to $930.6 million at December 31, 2007 compared to $910.4 million at September 30, 2007. The primary reasons for the increase in assets were an increase in net loans receivable of $19.1 million and an increase in cash and cash equivalents of $2.7 million. The increase in loans receivable included increases in residential loans of $12.8 million, consumer loans of $200,000, and commercial loans of $6.2 million.

Retail deposits decreased $6.2 million and brokered certificates of deposit decreased $5.6 million at December 31, 2007 compared to September 30, 2007. Borrowed funds increased during the same time period by $28.1 million.

Stockholders' equity increased $2.4 million to $207.1 million at December 31, 2007 compared to $204.7 million at September 30, 2007.

Asset Quality:

Asset quality remains strong. Nonperforming assets totaled $620,000 or 0.07% of total assets at December 31, 2007 compared to $555,000 or 0.06% of total assets at September 30, 2007. The Company, in response to continued loan growth, made a provision for loan losses of $150,000 for the three months ended December 31, 2007 compared to a provision of $90,000 for the comparable three-month period in 2006. The allowance for loan losses was $4.4 million, or 0.68% of loans outstanding at December 31, 2007 compared to $4.2 million or 0.67% of loans outstanding at September 30, 2007.

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

ESSA Bank & Trust, a wholly-owned subsidiary of ESSA Bancorp, Inc., has total assets of over $850 million and is the leading service-oriented financial institution in the greater Pocono, Pennsylvania region. The Bank maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and 13 community offices throughout the Pocono, Pennsylvania area. In addition to being one of the region's largest mortgage lenders, ESSA Bank & Trust offers a full range of retail and commercial financial services. ESSA Bancorp, Inc. stock trades on The NASDAQ Global Market (SM) under the symbol "ESSA."

                                       ###



Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                        ESSA BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                              December 31,     September 30,
                                                                                  2007            2007
                                                                              --------------  ---------------
                                                                                  (dollars in thousands)

ASSETS

      Cash and due from banks................................................  $   10,745        $   10,604
      Interest-bearing deposits with other institutions......................       8,716             6,175
                                                                              --------------  ---------------
            Total cash and cash equivalents..................................      19,461            16,779
      Investment securities available for sale...............................     206,728           205,267
      Investment securities held to maturity (fair value of $14,770 and
         $16,876)............................................................      14,862            17,130
      Loans receivable (net of allowance for loan losses of $4,357 and
         $4,206).............................................................     638,959           619,845
      Federal Home Loan Bank stock...........................................      16,488            16,453
      Premises and equipment.................................................      11,165            11,277
      Bank-owned life insurance..............................................      14,084            13,941
      Other assets...........................................................       8,889             9,723
                                                                              --------------  ---------------
            TOTAL ASSETS.....................................................  $  930,636        $  910,415
                                                                              ==============  ===============


LIABILITIES
      Deposits...............................................................    $372,894          $384,716
      Short-term borrowings..................................................      32,339            34,230
      Other borrowings.......................................................     309,697           279,697
      Advances by borrowers for taxes and insurance..........................       3,055             1,423
      Other liabilities......................................................       5,554             5,657
                                                                              --------------   --------------
             TOTAL LIABILITIES................................................    723,539           705,723
                                                                              --------------   --------------
      Commitment and contingencies...........................................           --                --


STOCKHOLDERS' EQUITY
      Preferred stock ($.01 par value: 10,000,000 shares authorized, none
         issued).............................................................           --                --
      Common stock ($.01 par value; 40,000,000 shares authorized, 16,980,900
         shares issued and outstanding)......................................         170               170
      Additional paid in capital.............................................     166,803           166,782
      Unallocated common stock held by the Employee Stock Ownership Plan.....     (13,132)          (13,283)
      Retained earnings......................................................      55,096            53,400
      Accumulated other comprehensive loss...................................      (1,840)           (2,377)
                                                                              --------------    --------------
            TOTAL STOCKHOLDERS' EQUITY.......................................     207,097           204,692
                                                                              --------------    --------------
            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......................  $  930,636        $  910,415
                                                                              ==============    ==============

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


                        ESSA BANCORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)


                                                                                   For the Three Months
                                                                                    Ended December 31,
                                                                                  ------------------------
                                                                                     2007         2008
                                                                                  ------------ -----------
                                                                                  (dollars in thousands)


INTEREST INCOME
      Loans receivable.......................................................... $     9,783   $   8,623
      Investment securities:
            Taxable.............................................................       2,702       1,214
            Exempt from federal income tax......................................          83          73
      Other investment income...................................................         321         184
                                                                                  ------------  ----------
            Total interest income...............................................      12,889      10,094
                                                                                  ------------  ----------
INTEREST EXPENSE
      Deposits..................................................................       2,689       2,667
      Short-term borrowings.....................................................         438         480
      Other borrowings..........................................................       3,563       2,687
                                                                                  ------------  ---------
           Total interest expense...............................................       6,690       5,834
                                                                                  ------------  ----------
NET INTEREST INCOME.............................................................       6,199       4,260
      Provision for loan losses.................................................         150          90
                                                                                  ------------  ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.............................       6,049       4,170
                                                                                  ------------  ----------
NONINTEREST INCOME
      Service fees on deposit accounts..........................................         906         919
      Services charges and fees on loans........................................         152         134
      Trust and investment fees.................................................         246         211
      Gain on sale of loans, net................................................          --          11
      Earnings on Bank-owned life insurance.....................................         146         135
      Other.....................................................................          13          18
                                                                                  ------------  ----------
            Total noninterest income.............................................      1,463       1,428
                                                                                  ------------  ----------

NONINTEREST EXPENSE
      Compensation and employee benefits.........................................      2,995       2,573
      Occupancy and equipment....................................................        684         617
      Professional fees..........................................................        289         137
      Data processing............................................................        479         427
      Advertising................................................................        145         187
      Other......................................................................        440         490
                                                                                  ------------  -----------
            Total noninterest expense............................................      5,032       4,431
                                                                                  ------------  -----------
INCOME BEFORE INCOME TAXES.......................................................      2,480       1,167
INCOME TAXES.....................................................................        783         306
                                                                                  ------------  ------------
                                                                                 $     1,697         861
NET INCOME....................................................................... ============  ============

BASIC AND DILUTED INCOME PER COMMON SHARE                                        $      0.11         N/A


Due to the completion of the Company's initial public offering on April 4, 2007, there were no earnings per share for the three months ended December 31, 2006.

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